Exhibit 99.1


  Cyanotech Corporation Reports Third Quarter Fiscal 2005 Financial Results; Company Reports Net Income of $326,000 on Sales of $3,180,000


    KAILUA KONA, Hawaii--(BUSINESS WIRE)--Jan. 27, 2005--Cyanotech Corporation (Nasdaq:CYAN), a world leader in producing high-value natural products from microalgae, today announced financial results for the third quarter of its fiscal year 2005, ended December 31, 2004.
    For the third quarter of fiscal 2005 the Company reported net income of $326,000, or $0.02 per diluted share, on sales of $3,180,000, compared to net income of $109,000, or $0.01 per diluted share, for the comparable prior year period. Net sales for the third quarter of $3,180,000 were 6% higher than the net sales for the prior quarter and 5% higher than net sales for the comparable prior year period.
    The Company achieved a gross profit margin of 37% for the third quarter, an increase from 35% in the prior quarter and a decrease from 39% for the comparable prior year period. The year-over-year decrease is attributable to a shift in product mix during the current quarter, with more revenue generated from the sale of lower margin Spirulina. During the third quarter, operating expenses amounted to $845,000, a decrease of 4% and 5% from the prior quarter and the comparable quarter of the prior year, respectively. Higher sales and a consistent level of operating expense resulted in operating income of $318,000 for the third quarter, up 84% from the prior quarter result and up 9% from that recorded for the comparable prior year period.
    For the first nine months of fiscal 2005 the Company reported net income of $560,000, or $0.03 per diluted share, on sales of $8,885,000, compared to a net loss of $42,000, or ($0.00) per diluted share, on sales of $8,292,000 for the comparable prior year period. Gross profit for the first nine months of fiscal 2005 was $3,104,000, with gross profit margin of 35%. This compares favorably to gross profit of $2,749,000 and gross profit margin of 33% reported in the comparable period of the prior fiscal year. Operating expenses of $2,452,000 for the first nine months of fiscal 2005 decreased slightly from the comparable prior year period. Improved gross profits on higher sales, combined with stable operating expenses, resulted in income from operations of $652,000, an improvement of 138% from $274,000 reported for the first nine months of the prior fiscal year.
    The Company enters the final quarter of fiscal 2005 with working capital of $4,991,000 and cash and cash equivalents of $2,582,000. This is an improvement from working capital of $4,083,000, and cash and cash equivalents of $2,531,000 reported at the beginning of the current fiscal year.
    Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer, commented, "These results validate our strategic initiative to increase flexibility in our production systems. Our Company's results reflect the ongoing improvement we have made in our operations, allowing us to meet changing market conditions while increasing profitability. Sales of Spirulina Pacifica(R) and BioAstin(R) products offset the disruption in sales of NatuRose(R) caused in large part by last summer's typhoons in Japan. Natural astaxanthin sales may decrease in the current fourth quarter, but we believe that our market remains strong and anticipate resumed growth in fiscal 2006 of such products. Moving forward, we remain confident in our ability to leverage our improved operations to greater advantage in the markets in which we compete."

    About Cyanotech

    Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world's largest commercial producer of natural astaxanthin (pronounced "asta-zan-thin") from microalgae. Products include BioAstin(R) natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose(R) natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica(R), a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market. Spirulina Pacifica and BioAstin are sold directly online through the Company's website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide. Technical information for the Company's phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company's recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

    Webcast

    Cyanotech Corporation will hold a conference call on Thursday, January 27, 2005 at 5:30 p.m. Eastern Time to be broadcast live over the Internet. It can be accessed by all interested parties by linking through the Investor Broadcast Network's VCall website at www.vcall.com or through Cyanotech's website, http://www.cyanotech.com. To access the simultaneous webcast on the Cyanotech site, select the Recent News section from Cyanotech's home page. Click on the announcement entitled, "Cyanotech Announces Fiscal Year 2005 Third Quarter Financial Results Webcast January 27, 2005." To listen to the live call, please go to either website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call and will be archived for a period of one calendar year.



                         CYANOTECH CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)


                               Three Months Ended    Nine Months Ended
                                   December 31,        December 31,
                               -------------------  ------------------
                                 2004       2003     2004       2003
                               --------   --------  --------  --------
NET SALES                      $ 3,180    $ 3,024   $ 8,885   $ 8,292
COST OF PRODUCT SALES            2,017      1,840     5,781     5,543
                               --------   --------  --------  --------
     Gross profit                1,163      1,184     3,104     2,749
                               --------   --------  --------  --------
OPERATING EXPENSES:
  Research and development          38         53       165       117
  Sales and marketing              301        298       892       961
  General and administrative       506        541     1,395     1,397
                               --------   --------  --------  --------
     Total operating expenses      845        892     2,452     2,475
                               --------   --------  --------  --------
     Income from operations        318        292       652       274
                               --------   --------  --------  --------

OTHER INCOME (EXPENSE):
  Interest income                    8          1        25        13
  Interest expense                 (43)       (84)     (122)     (250)
  Other income, net                 37         14        26        17
                               --------   --------  --------  --------
     Total other income
      (expense)                      2        (69)      (71)     (220)
                               --------   --------  --------  --------
     Income before income taxes    320        223       581        54
INCOME TAX EXPENSE (BENEFIT)        (6)       114        21        96
                               --------   --------  --------  --------
NET INCOME (LOSS)              $   326    $   109   $   560   $   (42)
                               ========   ========  ========  ========
NET INCOME (LOSS) PER SHARE
  Basic                        $  0.02    $  0.01   $  0.03   $ (0.00)
                               ========   ========  ========  ========
  Diluted                      $  0.02    $  0.01   $  0.03   $ (0.00)
                               ========   ========  ========  ========
SHARES USED IN CALCULATION OF
  NET INCOME (LOSS) PER SHARE:
  Basic                         20,771     18,777    20,753    18,471
                               ========   ========  ========  ========
  Diluted                       20,988     18,934    20,981    18,471
                               ========   ========  ========  ========
COMPREHENSIVE INCOME (LOSS):
  Net income (loss)            $   326    $   109   $   560   $   (42)
  Other comprehensive income        20          9        10        28
                               --------   --------  --------  --------
                               $   346    $   118   $   570   $   (14)
                               ========   ========  ========  ========



                         CYANOTECH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands except per share amounts)
                              (Unaudited)

                                              December 31,   March 31,
                                                 2004          2004
                                              ------------  ----------
ASSETS
Current assets:
     Cash and cash equivalents                $  2,582       $  2,531
     Accounts receivable, net                    2,414          2,211
     Refundable income taxes                        14             11
     Inventories                                 1,476          1,099
     Prepaid expenses                              126             55
                                              ------------  ----------
            Total current assets                 6,612          5,907
Equipment and leasehold improvements, net       11,393         11,844
Other assets                                       568            606
                                              ------------  ----------
            Total assets                      $ 18,573       $ 18,357
                                              ============  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt     $    346       $    346
     Accounts payable                              618            874
     Accrued expenses                              657            604
                                              ------------  ----------
            Total current liabilities            1,621          1,824
Long-term debt, excluding current maturities     1,838          2,093
                                              ------------  ----------
            Total liabilities                    3,459          3,917
                                              ------------  ----------
Stockholders' equity:
     Common Stock of $0.005 par value, as
      of December 31, 2004, 30,000,000
      shares authorized, 20,840,365 shares
      issued and outstanding; and as of
      March 31, 2004, 25,000,000 shares
      authorized, 20,714,246 shares issues
      and outstanding                              104            104
     Additional paid-in capital                 27,245         27,141
     Accumulated other comprehensive income
      - foreign currency translation
         adjustments                                40             30
     Accumulated deficit                       (12,275)       (12,835)
                                              ------------  ----------
            Total stockholders' equity          15,114         14,440
                                              ------------  ----------
            Total liabilities and
             stockholders' equity             $ 18,573       $ 18,357
                                              ============  ==========


    CONTACT: Cyanotech Corporation
             Jeffrey H. Sakamoto, 808-326-1353
             jsakamoto@cyanotech.com
                     or
             Guerrant Associates
             Laura Guerrant, 808-882-1467 (Investors and Media) lguerrant@guerrantir.com